UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 2, 2022

BTCS INC.

(Exact name of registrant as specified in its charter)

Nevada	001-40792	90-1096644
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9466 Georgia Avenue #124, Silver Spring, MD 20910

(Address of Principal Executive Offices, and Zip Code)

(202) 430-6576

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	BTCS	The Nasdaq Stock Market (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note:

This Amendment No. 1 to the Current Report on Form 8-K (this “Amendment”) is being filed by BTCS Inc. (the “Company”) for the purpose of amending that certain Current Report on Form 8-K originally filed by the Company with the U.S. Securities and Exchange Commission on January 4, 2022 (the “Original Form 8-K”). This Amendment is being filed to correct the amount of restricted stock units disclosed as issued to Michal Handerhan, the Company’s Chief Operating Officer. There are no other changes to the Original Form 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 2, 2022, the Board of Directors of BTCS Inc. (the “Company”) ratified the following arrangements approved by its Compensation Committee:

Charles Allen, the Company’s Chief Executive Officer, was awarded 173,611 fully-vested shares of common stock and Michal Handerhan, the Company’s Chief Operating Officer, was awarded 111,111 fully-vested shares of common stock granted under the 2021 Equity Incentive Plan (the “Plan”).

Charles Allen, the Company’s Chief Executive Officer, was granted the following restricted stock units (“RSUs”) with vesting terms set forth below:

●	173,611 RSUs when the Company’s market capitalization reaches and sustains a market capitalization for 30 consecutive days above $100,000,000;
●	173,611 RSUs when the Company’s market capitalization reaches and sustains a market capitalization for 30 consecutive days above $150,000,000;
●	173,611 RSUs priced when the Company’s market capitalization reaches and sustains a market capitalization for 30 consecutive days above $200,000,000; and
●	173,611 RSUs when the Company’s market capitalization reaches and sustains a market capitalization for 30 consecutive days above $400,000,000.

Michal Handerhan, the Company’s Chief Operating Officer, was granted the following RSUs with vesting terms set forth below:

●	111,111 RSUs when the Company’s market capitalization reaches and sustains a market capitalization for 30 consecutive days above $100,000,000;
●	111,111 RSUs when the Company’s market capitalization reaches and sustains a market capitalization for 30 consecutive days above $150,000,000;
●	111,111 RSUs priced when the Company’s market capitalization reaches and sustains a market capitalization for 30 consecutive days above $200,000,000; and
●	111,111 RSUs when the Company’s market capitalization reaches and sustains a market capitalization for 30 consecutive days above $400,000,000.

Michael Prevoznik, the Company’s Chief Financial Officer, was granted the following RSUs with vesting terms set forth below:

●	55,556 RSUs when the Company’s market capitalization reaches and sustains a market capitalization for 30 consecutive days above $100,000,000, and the time-based criteria set forth below are met;
●	55,556 RSUs when the Company’s market capitalization reaches and sustains a market capitalization for 30 consecutive days above $150,000,000, and the time-based criteria set forth below are met;
●	55,556 RSUs priced when the Company’s market capitalization reaches and sustains a market capitalization for 30 consecutive days above $200,000,000, and the time-based criteria set forth below are met; and
●	55,556 RSUs when the Company’s market capitalization reaches and sustains a market capitalization for 30 consecutive days above $400,000,000, and the time-based criteria set forth below are met.

To the extent any market capitalization targets set forth above for Mr. Prevoznik are achieved the RSUs will also be subject to the following five-year vesting schedule: 20% of the RSUs which have met a market capitalization criteria will vest on the one-year anniversary of the grant date, and the remaining 80% of the RSUs which have met a market capitalization criteria will vest monthly over the four years following the one year anniversary of the grant date.

In addition to the vesting criteria set forth above, while the Company is listed on the Nasdaq, the restricted stock units issued to Mr. Allen, Mr. Handerhan, and Mr. Prevoznik are subject to the receipt of shareholder approval approving an increase in the Plan or the creation of a new plan as required under Nasdaq rules.

The Board of Directors of the Company ratified grants of RSUs to each independent director. David Garrity, Carol VanCleef and Charles Lee were each granted 31,848 restricted stock units (the “Board Grants”). The Board Grants vest in four equal installments at the end of each calendar quarter. The Board also approved the following annual committee chair fees: $15,000 for the Audit Committee Chair, $8,000 for the Compensation Committee Chair, and $8,000 for the Governance and Nominating Committee (collectively, the “Committee Chair Fees”). The Committee Chair Fees are payable quarterly in four equal installments.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BTCS INC.

Date: January 5, 2022	By:	/s/ Charles W. Allen
	Name:	Charles W. Allen
	Title:	Chief Executive Officer